SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2004

Extended Stay America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13125	36-3996573
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

100 Dunbar Street
Spartanburg, SC 29306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (864) 573-1600

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On March 5, 2004, Extended Stay America, Inc. (“Extended Stay”) announced that it had signed a definitive agreement to be acquired by affiliates of The Blackstone Group (collectively, “Blackstone”) for $19.625 per share, in cash.  The Board of Directors of Extended Stay unanimously approved the agreement in a special meeting on March 5, 2004.  The transaction is subject to Extended Stay stockholder approval and other customary conditions, and is expected to be completed during the second quarter 2004.

A copy of the press release issued by Extended Stay on March 5, 2004, announcing the Blackstone transaction, is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 5, 2004, of Extended Stay America, Inc., announcing a definitive agreement to be acquired by affiliates of The Blackstone Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2004

Extended Stay America, Inc.

	By:	/s/ James A. Ovenden
James A. Ovenden
Chief Financial Officer